EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF PIONEER SOUTHWEST ENERGY PARTNERS L.P.

PURSUANT TO 18 U.S.C. § 1350

I, Scott D. Sheffield, Chairman and Chief Executive Officer of Pioneer Natural Resources GP LLC, the general partner of Pioneer Southwest Energy Partners L.P. (the "Partnership"), hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Partnership fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Scott D. Sheffield
Name:	Scott D. Sheffield, Chairman and
Chief Executive Officer
Date:	May 13, 2009